UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CEMTREX, INC.

(Exact name of registrant as specified in its charter)

Delaware	30-039914
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

19 Engineers Lane, Farmingdale, New York	11735
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Series 1 Preferred Stock, par value $0.001 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. [  ]

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. [  ]

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-213369

Securities to be registered pursuant to Section 12(g) of the Act:

None
Title of Class

Item 1. Description of Registrant’s Securities to Be Registered.

The information required by this Item is included under the captions “Description of Capital Stock” (pages 34-39), and “Market Price of Our Common Stock and Related Stockholders Matters – Dividend Policy” (page 50) of the Prospectus included as part of the Registrant’s Registration Statement on Form S-1, Registration No. 333-213369 (“Form S-1”), which information is incorporated herein by this reference.

Item 2. Exhibits.

The following documents are included as exhibits to Form S-1, as indicated, or other public filings of registrant, and are incorporated herein by this reference:

1.	Specimen Series 1 Preferred Stock Certificate (incorporated by reference to Exhibit 4.2 to Form S-1).

2.	(a)	Certificate of Incorporation (incorporated by reference from the Registrant’s Form 10-12G filed with the U.S. Securities and Exchange Commission (“SEC”) on May 22, 2008).

	(b)	Certificate of Amendment of the Certificate of Incorporation dated September 29, 2006 (incorporated by reference from the Registrant’s Form 10-12G filed with the SEC on May 22, 2008).

	(c)	Certificate of Amendment of the Certificate of Incorporation dated March 30, 2007 (incorporated by reference from the Registrant’s Form 10-12G filed with the SEC on May 22, 2008).

	(d)	Certificate of Amendment of the Certificate of Incorporation dated May 16, 2007 (incorporated by reference from the Registrant’s Form 10-12G filed with the SEC on May 22, 2008).

	(e)	Certificate of Amendment of the Certificate of Incorporation dated August 21, 2007 (incorporated by reference from the Registrant’s Form 10-12G filed with the SEC on May 22, 2008).

	(f)	Certificate of Amendment of the Certificate of Incorporation dated April 3, 2015 (incorporated by reference from the Registrant’s Form 8-K filed with the SEC on August 22, 2016.

	(g)	Certificate of Designation of Series A Preferred Shares dated September 8, 2009 (incorporated by reference from the Registrant’s Form 8-K filed with the SEC on September 10, 2009).

	(h)	Certificate of Designation of the Series 1 Preferred Stock dated January 24, 2017 (incorporated by reference from the Registrant’s Form 8-K filed with the SEC on January 24, 2017).

	(i)	Bylaws (incorporated by reference from the Registrant’s Form 10-12G filed with the SEC on May 22, 2008).

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CEMTREX, INC.

Dated: February 16, 2017	By:	/s/ Saagar Govil
Saagar Govil
Chairman, Chief Executive Officer and President

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EXHIBIT INDEX

The following documents are included as exhibits to the Registrant’s Registration Statement on Form S-1, Registration No. 333-213369, declared effective on December 12, 2016 (“Form S-1”), as indicated, and are incorporated herein by this reference:

1.	Specimen Series 1 Preferred Stock Certificate (incorporated by reference to Exhibit 4.2 to Form S-1).

2.	(a)	Certificate of Incorporation (incorporated by reference from the Registrant’s Form 10-12G filed with the U.S. Securities and Exchange Commission (“SEC”) on May 22, 2008).

	(b)	Certificate of Amendment of the Certificate of Incorporation dated September 29, 2006 (incorporated by reference from the Registrant’s Form 10-12G filed with the SEC on May 22, 2008).

	(c)	Certificate of Amendment of the Certificate of Incorporation dated March 30, 2007 (incorporated by reference from the Registrant’s Form 10-12G filed with the SEC on May 22, 2008).

	(d)	Certificate of Amendment of the Certificate of Incorporation dated May 16, 2007 (incorporated by reference from the Registrant’s Form 10-12G filed with the SEC on May 22, 2008).

	(e)	Certificate of Amendment of the Certificate of Incorporation dated August 21, 2007 (incorporated by reference from the Registrant’s Form 10-12G filed with the SEC on May 22, 2008).

	(f)	Certificate of Amendment of the Certificate of Incorporation dated April 3, 2015 (incorporated by reference from the Registrant’s Form 8-K filed with the SEC on August 22, 2016).

	(g)	Certificate of Designation of Series A Preferred Shares dated September 8, 2009 (incorporated by reference from the Registrant’s Form 8-K filed with the SEC on September 10, 2009).

	(h)	Certificate of Designation of the Series 1 Preferred Stock dated January 24, 2017 (incorporated by reference from the Registrant’s Form 8-K filed with the SEC on January 24, 2017).

	(i)	Bylaws (incorporated by reference from the Registrant’s Form 10-12G filed with the SEC on May 22, 2008).

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